SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)           May 20, 1997


                                   ADINA , INC.
             (Exact Name of Registrant as Specified in its Charter)




    Delaware                    33-19435            75-2233445
   (State of                  (Commission         (IRS Employer
   Incorporation)            File Number)        Identification No.)



                 17770 Preston Road,    Dallas, Texas   75252
                   (Address of Principal Executive Offices)



Registrant's telephone number, including area code:   (972) 733-3005

ITEM 2.   Acquisition or Disposition of Assets

      On May 20, 1997 Registrant subscribed 53,811,780 restricted Preferred Shares, Series J Camelot Corporation ("Camelot") with payment by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc. to Camelot. 35,688,560 of the Preferred Shares were issued upon execution of the Agreement and 18,123,220 are issuable as deferred consideration. The deferred consideration will be issued as new common shares of Camelot are issued in such a manner so that the additional Preferred Shares are issued at the same time and in the same quantity as any new common shares. The Preferred Shares have one vote per share and vote with the common shares, are non convertible, non-yielding and are subordinate to outstanding preferred shares but have a liquidation preference over common shares.

ITEM 7.   Exhibits

     (10) Material Contracts

                 a) Subscription Agreement between Camelot Corporation and Adina, Inc. and Amendment.

     (28)     a)  Financial Statements in accordance with Regulation S-X.

          b)  The Pro Forma Statements in accordance with Regulation S-X.


                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     ADINA, INC.


                  By:/s/ Robert Gregory
                         Robert Gregory
                         Director

Dated:  June 11, 1997

                             SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made and entered into this 20th day of May, 1997, by and between CAMELOT CORPORATION, a Colorado corporation (hereinafter referred to as "Camelot"), and ADINA, INC., (hereinafter referred to as "Adina"), a Delaware Corporation.

                          Subscription

Adina  hereby subscribes for 53,811,780 Preferred Shares, Series J,   par  value
$0.01, of CAMELOT on the following terms and conditions:

                         Consideration

      1. The stock shall be paid for by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc.("AMI Shares").

      2. Closing of this Agreement to take place on May 20, 1997 at Dallas, Texas or such other time and place as the parties may agree.

                    CAMELOT Representations

      3. CAMELOT hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a) CAMELOT has the proper corporate authority to execute this subscription and issue the shares as set out below;

           (b) There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the CAMELOT Shares;

           (c) There are no undisclosed interests, present or future, in the CAMELOT Shares, nor does CAMELOT know of any assertion of such an interest;

           (d) CAMELOT is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the issuance by it of the CAMELOT Shares;

           (e) There are no outstanding or existing provisions of an agreement it is a party to that would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina;

           (f) There are no provisions of any contract, indenture, or other instrument to which CAMELOT is a party or to which the CAMELOT Shares are subject which would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina.

          (g) CAMELOT's Certificate of Incorporation, Bylaws or other agreement or corporate resolution does not require stockholder approval prior to CAMELOT issuing CAMELOT Shares to Adina.

           (h) The Preferred Shares, Series J has been properly designated by the Board and will have the following rights and privileges:

     1.   Dividends and Distribution.

           There shall be no dividends paid to the shareholder of the Preferred Stock, Series J.

      2. Voting Rights. The holders of shares of Preferred Stock, Series J shall have the following voting rights:

           (A) Each share of Preferred Stock, Series J shall entitle the holder thereof to one vote, voting together with the common stock on all matters submitted to a vote of the stockholders of the Corporation,

           (B) Except as required by law and by Section 10 hereof, holder of Preferred Stock, Series J shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      3. Reacquired Shares. Any shares of Preferred Stock, Series J purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon the retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions or the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      4. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made of the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, Series J unless, prior thereto, the holder of shares of Preferred Stock, Series J shall have received an amount per share (the "Preferred Stock, Series J") equal to $0.10.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Preferred Stock, Series J and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Preferred Stock, Series J in respect thereof, then the assets available for such distribution shall be distributed ratably to the holder of the Preferred Stock, Series J and the holder of such parity shares in proportion to their respective liquidation preferences.

           (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other Corporation into or with the Corporation shall be deemed to be liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

      5. No Redemption. Shares of Preferred Stock, Series J shall not be subject to redemption by the Company.

     6. Ranking. The Preferred Stock, Series J shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

      7. Amendment. At any time that any shares of Preferred Stock, Series J are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock, Series J so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock, Series J, voting separately as a class.


      8. Fractional Shares. Preferred Stock, Series J may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock, Series J.


                              ADINA Representations

      4. Adina hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a) In executing this Agreement to acquire the CAMELOT Shares, Adina is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

           (b) Adina's assets and net worth are sufficient to permit it to purchase the CAMELOT Shares in accordance with the terms of this Agreement;

           (c) Adina has no interest, direct or indirect, that would conflict with the business of CAMELOT;

           (d) Adina is not prevented by any federal, state, or local law or by any provision of any contract, mortgage, indenture, or other instrument from purchasing the CAMELOT Shares as contemplated by this Agreement;

           (e) Adina has had access to the extent it deems necessary to the financial information of CAMELOT sufficient to permit it to evaluate the business of CAMELOT and thereby evaluate the merits and risks associated with the purchase of the CAMELOT shares herein described;

           (f) Adina understands that CAMELOT has had a varied business history and that the CAMELOT Shares that it will be acquiring must be regarded as speculative and subject to a high degree of risk. Adina has received no assurance whatsoever as to the value of the CAMELOT Shares nor has CAMELOT or any other officer or director of CAMELOT made any representations or promises to Adina regarding any potential appreciation in value of the CAMELOT Shares.

                       CAMELOT Covenants

     5.   CAMELOT hereby covenants as follows:

           (a) At the Closing, CAMELOT shall undertake to deliver to Adina certificates representing 35,688,560 Preferred Shares, Series J with the balance, 18,123,220 Preferred Shares to be issued on one for one basis as new common shares of Camelot are issued until the balance is fully issued.

           (b) From the date hereof, CAMELOT shall take no action that would encumber or restrict the CAMELOT Shares subject to this subscription or their exchange or transfer;

          (c) CAMELOT will file and assist Adina in filing all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this agreement.

                       Adina's Covenants

     6.   Adina hereby covenants as follows:

           (a) At the Closing, Adina shall deliver to CAMELOT certificates for the Adina Shares as set out in paragraph 1.

           (b) Adina will file all required disclosure documents and assist CAMELOT in filing all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.

            Issuance of Shares and Rights of Shares

      7. CAMELOT shall issue said shares in the name of Adina, Inc., 17770 Preston Road, Dallas, Texas 75252.

      8. Adina shall provide a properly executed Stock Power to transfer the AMI Shares into the name of Camelot, 17770 Preston Road, Dallas, Texas 75252.

      9. Adina understands and agrees that CAMELOT will not issue any shares until they are fully paid for.

     10. Adina agrees that the following or similar restrictive legend shall be placed on the certificates and that stop transfer orders shall be entered against said shares:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE
          AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                         Miscellaneous

      11. It is understood and agreed that Adina and CAMELOT and their representatives (including counsel and accountants) shall each keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the other, concerning their properties, operations and business.

      12. All covenants, representations and warranties by CAMELOT and Adina shall be true and correct as of the Closing, shall survive the Closing, and shall bind Adina and CAMELOT and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing.

      13. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive or any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Adina or CAMELOT shall not constitute a waiver of the right to pursue other available remedies.

      14. In the event that any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.


      15. CAMELOT hereby indemnifies Adina and Adina hereby indemnifies CAMELOT for any breach of any representation, warranty or covenant herein contained, including all costs associated with any resulting litigation or investigation thereof.

     16. This Agreement shall be construed according to the laws of the State of Texas.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                         CAMELOT CORPORATION




                         By:
                              Jeanette Fitzgerald
                              Vice President and General Counsel


                         ADINA, INC.




                         By:
                              Robert Gregory
                              Director

                       AMENDMENT TO SUBSCRIPTION AGREEMENT


     This Amendment to that certain Subscription Agreement dated May 20, 1997 by and between Adina, Inc. and Camelot Corporation wherein Adina subscribed for 53,811,780 Preferred Shares, Series J.

      Whereas, Adina and Camelot would like to amend the Subscription Agreement to better reflect their agreed upon terms;

     It is therefore agreed as follows:

That the terms of the Preferred Shares, Series J as originally set out in paragraph 3(h) of the Subscription Agreement shall be amended by adding the following subparagraph at the end of this paragraph as follows and this paragraph supersedes the paragraph in the Subscription Agreement:

       Reclassification of Common Shares. In the event that the Corporation shall effect a forward or reverse split, or otherwise subdivide the outstanding common shares or combine the outstanding shares of common stock into a smaller number of shares then the outstanding Preferred Shares shall have an exact by equal forward or reverse split, subdivision or combination of outstanding preferred shares.

Both parties agree that no other portion or paragraph of the Subscription Agreement has been changed and the Subscription Agreement shall remain in full force and effect.

Agreed to this 28th  day of May, 1997 but with effect as of May 20, 1997.


Adina, Inc.                        Camelot Corporation



By:_______________________                        By:_______________________
     Robert Gregory, Director                Jeanette Fitzgerald, Vice President

                                 Exhibit  (28) a

                 CAMELOT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

                                ASSETS

                                       January 31, 1997  April 30, 1996
                                         (Unaudited)     (Audited)

CURRENT ASSETS
  Cash and cash equivalents               $4,185,265     $9,870,599
  Trading securities                       3,484,315      1,341,508
  Securities available for sale                8,268        945,777
  Accounts receivable, net of allowance
   for doubtful accounts of $12,836 and
   $11,415 at  January  31,  1997 and
   April 30,  1996                           322,433        241,837
  Prepaid expenses                           125,866        215,073
  Inventories, net of allowance for
   obsolescence of $584,969 and $198,000
   at January 31, 1997 and April 30, 1996    870,500      1,272,973
       Total current assets                8,996,647     13,887,767

PROPERTY, PLANT AND EQUIPMENT - AT COST
  Office equipment and fixtures            1,587,614      1,363,484
  Leasehold improvements                     121,922        222,124
  Less accumulated depreciation             (593,731)      (453,450)
     Total property, plant and
      equipment - at cost                  1,115,805      1,132,158

OTHER ASSETS
  Preferred stock - related party            530,917        530,917
  Licenses and product development, net of
     $500,745 and $151,979
     accumulated amortization at
     January 31, 1997 and April
     30, 1996                              1,211,289      1,141,021
  Other                                    1,864,220         10,000
     Total other assets                    3,606,426      1,681,938

                                          $13,718,878    $16,701,863

                 CAMELOT CORPORATION AND SUBSIDIARIES

                 LIABILITIES AND STOCKHOLDERS' EQUITY

                                       January 31, 1997 April 30, 1996
                                         (Unaudited)     (Audited)

CURRENT LIABILITIES
  Accounts payable                        $  630,725     $  777,181
  Accrued expenses                           190,009        194,329
  Net current liabilities of
     discontinued operations                       -         50,185
       Total current liabilities             820,734      1,021,695

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value,
     50,000,000 shares authorized,
     26,553,835 and 19,452,191
     shares issued at January 31,
     1997 and April 30, 1996,
     respectively                            265,538        194,522
  Preferred stock, $.01 par value,
     100,000,000 shares authorized,
     3,548,056 and 10,143,389
     shares issued and outstanding at
     January 31,1997 and April 30,
     1996 respectively                        35,481        101,434
  Additional paid-in capital              33,725,957     30,410,954
  Accumulated deficit                    (18,335,613)   (12,186,463)
  Unrealized gain (loss) on
     available-for-sale securities                 -       (50,548)
  Less: treasury stock, at cost,
     1,149,806 and 1,149,806
     shares at January 31, 1997
     and April 30, 1996                   (2,714,575)    (2,714,575)
  Notes receivable related to
     purchase of common stock               (78,644)       (75,156)
       Total stockholders' equity         12,898,144     15,680,168

                                          $13,718,878    $16,701,863

See accompanying notes to these consolidated financial statements.

                 CAMELOT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                        Three Months Ended         Nine Months Ended
                            January 31                 January 31,
                           1997     1996            1997       1996


SALES                     $479,468  $3,338,103  $9,031,893  3,921,556

COST OF SALES              358,030     410,165   1,520,880    530,202

  GROSS PROFIT (LOSS)      121,438   2,927,938   7,511,013  3,391,354

OPERATING EXPENSES:
 General and
   administrative         1,786,698  2,491,058   5,818,783  4,315,299
 Depreciation
   and amortization         204,334    126,598     621,016    206,291
                          1,991,032  2,617,656   6,439,799  4,521,590

INCOME (LOSS) FROM
  OPERATIONS             (1,869,594)   310,282   1,071,214 (1,130,236)

OTHER INCOME (EXPENSES):
  Interest expense         (10,343)    (1,009)    (10,343)   (11,298)
  Interest income           88,685     50,642     306,183     57,361
  Dividend income-affiliate 11,664     11,664      34,993     34,993
  Unrealized loss
   -Trading securities  (2,099,200) 1,326,714  (6,599,688) 1,326,714
  Loss on disposition
    of asset                (3,650)   (35,929)   (660,367)   (41,033)
                        (2,012,844) 1,352,082  (6,929,222) 1,366,737

INCOME (LOSS) FROM
 CONTINUING OPERATIONS  (3,882,438) 1,662,364  (5,858,008)   236,501

DISCONTINUED OPERATIONS:
  Gain (Loss) on disposal (289,477)   (70,622)  (291,143)    (56,467)
                          (289,477)   (70,622)  (291,143)    (56,467)


NET INCOME (LOSS)       (4,171,915) 1,591,742  (6,149,151)    180,034

DIVIDENDS ON PREFERRED
      STOCK               (12,432)  (140,570)     (90,434)   (200,692)

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS   $(4,184,347) $1,451,172 $(6,239,585) $ (20,658)

INCOME (LOSS) PER SHARE:
  Loss from continuing
    operations             $(.155)  $   0.113  $    (.249)  $   0.017
  Income (Loss)from
   discontinued operations $(.012)     (0.005)      (.012)     (0.004)
  Dividends on preferred
    stock                   (.000)     (0.009)      (.004)     (0.015)

NET LOSS PER COMMON SHARE   $(.167)    $0.099      $(.265)    $(0.002)

WEIGHTED AVERAGE OF
 COMMON STOCK
 OUTSTANDING            25,035,618  14,710,644 23,528,941  13,487,209

See accompanying notes to these consolidated financial statements.

                 CAMELOT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)

                                              Nine Months Ended
                                                 January 31,
                                             1997           1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                        (6,149,151)   $ 180,034
Adjustments to reconcile net income (loss)
  to net cash from operating activities:
  Securities received as revenue           (7,627,000)   (2,950,575)
  Depreciation and amortization              621,016       206,291
  Gain on sale of subsidiary                       -             -
  (Gain) loss on disposal of assets          990,285        41,033
  Non cash transactions for services               -       387,391
  Write down (up) of securities to
    market value                           6,599,688     (1,326,714)
  Write-off (provision) uncollectable
   accounts receivable                         1,421             -
  Provisions for inventory obsolescence      386,969             -
  Change in assets and liabilities
       Accounts receivable                 (112,980)     (302,380)
       Prepaid expenses and other             89,207     (295,986)
       Inventories                            15,504     (997,215)
       Accounts payable and accrued
         expenses                          (200,961)       442,770
          Net cash used by operating
           activities                      (5,386,002)   (4,615,351)

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchases of property and equipment      (589,058)     (807,217)
  Purchases of marketable securities       (2,457,003)           -
  Proceeds from sale of property
     and equipment                                 -        11,500
  Proceeds from disposition of assets
     of discontinued operations                    -             -
  Proceeds from sale of marketable
     securities                            1,731,436        93,447
  Loan to Director of Company              (1,800,000)           -
  Deposits                                  (23,256)             -
  Licenses and product development         (481,517)     (541,835)
       Net cash used by investing
       activities                          (3,619,398)   (1,244,105)

CASH FLOW FROM FINANCING ACTIVITIES:
  Sale of common stock                             -     3,281,549
  Sale of preferred stock                  3,410,500     9,418,666
  Redemption of preferred stock                    -      (66,134)
  Dividends on preferred stock             (90,434)      (200,692)
  Redemption of subsidiary preferred stock         -     (264,044)
  Payments on debt                                 -     (186,000)
       Net cash provided (used)
       by financing activities             3,320,066     11,983,345

NET INCREASE (DECREASE) IN CASH            (5,685,334)   6,123,889

CASH AT BEGINNING OF PERIOD                9,870,599       149,529

CASH AT END OF PERIOD                      $4,185,265    $6,273,418

SUPPLEMENTAL INFORMATION:
  Cash paid for interest                   $     -0-     $  11,298
  Cash paid for taxes                              -     $       -

See accompanying notes to these consolidated financial statements.

                 CAMELOT CORPORATION AND SUBSIDIARIES

                    SCHEDULE OF NONCASH ACTIVITIES
                              (UNAUDITED)

                                               Nine Months Ended
                                                  January 31,
                                                1997        1996

On July  11, 1995, the Company issued       $             $450,000
 600,000 shares  of restricted common
 stock to Forme Capital, Inc. ("Forme")
 for $450,000.  In connection therewith,
 Forme applied principal of $450,000 to
 certain promissory notes of the Company
 owed to Forme.

On August 8,1995,the Company issued 326,530                599,999
 shares of restricted common stock for
 prepaid advertising.

On August 17,1995 the Company issued notes                 294,200
 payable for acquisition of software.

On August 31,1995 and September 29, 1995,                   57,286
 the  Company  issued 28,643 shares of
 restricted common stock for compensation of services.

On October 31,1995,the Company issued 67,470               350,000
 restricted common stock for acquisition of software

On January 31,1996, the President of the Company           843,750
 executed a 6% interest bearing note to exercise a stock option to acquire 1,000,000 shares of Company's common stock. This transaction was rescinded in the fourth quarter of FY96.

On January 31, 1996, another officer of the Company         75,156
 executed a 6% interest bearing not to exercise stock option to acquire 60,000 shares of the Company's common stock.

During the quarter ended July 31, 1996,     7,627,000
 the Company concluded a distribution
 agreement with a subsidiary of Meteor
 Technology PLC in exchange for stock
 in Meteor.

During the nine months ended January 31,   (6,599,688)
 1997, the Company recognized an unrealized writedown of it's investment in Meteor
 Technology PLC.

During the quarter ended July 31, 1996,      (643,878)
 the Company recognized a loss on the
 August 1996 disposal of the remaining
 investment in Firecrest.

During the quarter ended January 31,         (341,347)
 1997,the Company wrote-off the
 leasehold improvements and fixtures
 for the four Software @ Cost+10%
 stores closed.

During the nine months ended January 31, 1997, the Company's preferred stock was converted to common stock as follows:

  112,000 Series BB preferred for 76,877 shares of restricted common

  333,332 Series G preferred for 224,770 shares of restricted common

  9,908,333 Series H preferred for 6,412,027 shares of restricted common

  150,000 Series I preferred for 309,238 shares of restricted common

                 CAMELOT CORPORATION AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              (UNAUDITED)


ITEM 1.   Financial Statements and Principles of Consolidation

     The accompanying condensed consolidated financial statements have been prepared in accordance with the instruction to Form 10-Q, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's annual Form 10-K filing for the year ended April 30, 1996.

     The consolidated financial statements include the accounts of the
Company   and   all  majority-owned  subsidiaries.   All  intercompany
transactions have been eliminated.

ITEM 2. Management Discussion and Analysis of Financial Condition and Results of Operations

     The Company's revenue for the quarter ending January 31, 1997 was $479,468 compared with $3,338,103 in 1996. Net loss for the three month period was $4,171,915 compared with a gain for the previous year of $1,591,742. These results are due to further write-down of value of Trading Securities, and operating expenses in excess of current gross profits.

     The consolidated balance sheets for the period show stockholders' equity of $12,898,144 compared with $15,680,168 for the financial year ended April 30, 1996. Total assets were $13,718,878 compared with $16,701,863.

     During the period under review, the Registrant's subsidiary Third Planet Publishing, Inc. introduced two new products, Say It! and Proficia. Say It! which began distribution to the market in February, is an Internet voice mail program allowing for voice e-mails instead of text e-mail messages. Say It! works with Windows 3.1, Windows 95 and Mac0s7.5. It is not necessary for the recipient to have the Say It! program to hear the message. Say It! is more convenient than sending traditional text e-mail messages and works on a PC or Macintosh just like a recorder. When you run Say It! you simply press record and Say It! compresses your voice into a .wav file. You can then play it back and make sure it says exactly what you want it to say and then send it, and the recipient receives the .wav file in their e-mail program. The recipient does not need any additional software to hear your message. The retail selling price is expected to be $14.95.

      Proficia expected to be available in March 1997, is an Internet audio handset. This ergonomically designed handset features a privacy mode that eliminates the feedback that is encountered by the use of a microphone and speakers. The Proficia handset functions just like a telephone so when used with Digiphone Internet Telephony software applications conversations can be conducted in private instead of being blasted through not so private speakers. It is designed with an optical sensor that automatically switches from the privacy mode to the handsfree mode when placed on the desktop. Speakers and microphone can be replaced by a Proficia, a single sleek compact device that brings high quality audio and desktop convenience. For the multimedia enthusiast the Proficia speaker pass through switch provides the option to use external speakers or the Proficia handset.

     Camelot Internet Access Services has amended its pricing structure to offer unlimited usage for $19.95 a month as well as offering five free hours per month with a $2.50 per hour charge after that.

     The Registrant also completed all necessary procedures to have its common shares listed on the Frankfurt Stock Exchange. With effect from January 27, 1997, Registrant's common shares have been granted permission from the Association of Frankfurt Securities Dealers (Vereinigung Frankfurter Effektenhandler c.V.) to begin trading on the Third Market Segment of the Frankfurt Stock Exchange. The trading symbol will be "CAM" with the German Securities - code (Wertpapierkennnummer) 890 544. The Third Market Segment is intended for foreign companies who are quoted on overseas stock exchanges and who require stock trading facilities in Germany. This offers another venue on which Registrant's common shares may be traded by European investors.

           Subsequent to the period, the Registrant acquired the  U.S.
and Canadian rights to PCAMS software a payphone contract and management system software from Meteor Technology plc ("Meteor"). Meteor is a U.K. public company listed on the Alternative Investment
Market   of  the  London  Stock  Exchange  and  is  the  international distributor of DigiPhone.  The PCAMS software was originally developed
for  Meteor's   payphone  subsidiary and  now  has  been  refined  and
modified  to  provide  contract  and  management  capabilities  on   a
universal basis. The consideration for PCAMS was 2,500,000 pounds payable by the redemption of 2,000,000 pounds of loan stock owed to Camelot by Meteor and 500,000 pounds by the issuance by Camelot to Meteor of 3,238,400 restricted common shares.

       Management continues to concentrate the majority of its management and financial resources on the development and successful marketing of Internet related software products produced by its subsidiary, Third Planet Publishing.

Liquidity and Capital Resources

      Net cash used by operating activities for the nine months ended January 31, 1997 was $5,386,002 compared with $4,615,351 in 1996. Net cash used by investing activities was $3,619,398 compared with $1,244,105 in 1996. Net cash provided by financing activities was $3,320,066 compared with $11,983,345 in 1996. Cash and securities of $7,677,848 at January 31, 1997 compares with $12,157,884 at April 30,
1996.

     The Company's plan for capital expenditures relate principally to the purchase of property and equipment to further its software development program. Management believes that the anticipated level of revenue generated by the Company together with the present level of cash resources available to the Company will be sufficient for its needs. Management believes that should the Company require additional cash resources, it can raise additional resources from the sale of Common and Preferred Stock and/or by incurring borrowing. Management is aware that the Company has no long term corporate debt. There are no known trends, demands, commitments, or events that would result in or that is reasonably likely to result in the Company's liquidity increasing or decreasing in a material way other than the potential use of cash resources for investment in the Company's subsidiaries in the normal course of business.

                                 Exhibit  (28) b

                    ALEXANDER MARK INVESTMENTS(USA) INC.


                      CONDENSED BALANCE SHEETS


                               ASSETS

                                     January 31, 1997  April 30, 1996
                                    (Unaudited)        (Audited)

  Cash                           $       41             $    66


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


 Accounts payable                   $  13,971          $   4,134
 Advances from officer and affiliates     300                300
    Total current liabilities          14,271              4,434

Stockholders' Equity (Deficit):
  Common stock no par value,
  75,000,000 shares authorized;
  74,940 shares issued
  at January 31, 1997
  and April 30, 1996                       95              9,481
Additional paid in capital            892,122            882,736
Deficit                               905,314           (895,452)
                                      (13,097)            (3,235)
Less treasury stock, 68,353
 shares at cost                        (1,133)            (1,133)
                                      (14,230)            (4,368)

                                    $      41          $      66




See accompanying notes to these financial statements.

                      ALEXANDER MARK INVESTMENTS(USA) INC.

                    CONDENSED STATEMENTS OF OPERATIONS
                               (UNAUDITED)

                                        Nine Months Ended
                                            January  31,
                                    1997               1996


Income                            $    -               $    -

Expenses                               9,862                -

Loss from operations                  (9,862)               -

Provision for taxes                $    -              $    -

NET LOSS                           $ (9,682)           $    -

LOSS PER COMMON SHARE*             $       *           $      *

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                   74,940          74,940,317


*Net loss is less than $0.001 per share



See accompanying notes to these financial statements.

                     ALEXANDER MARK INVESTMENTS(USA) INC.

                 CONDENSED STATEMENTS OF CASH FLOWS
                            (UNAUDITED)


Nine Months Ended
                                             January  31,
                                              1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Loss from operations                    $(9,862)      $     -
 Increase in accounts payable              9,837             -
 Increase in accrued expenses                -               -

 Net cash used by operating activities      (25)             -

CASH FLOWS FROM INVESTING ACTIVITIES         -               -

CASH FLOWS FROM FINANCING ACTIVITIES:
 Loan from Affiliate                         -               -
 Net   cash  provided  by  financing
  activities                                 -               -

NET INCREASE (DECREASE) IN CASH             (25)             -

CASH AT BEGINNING OF PERIOD                  66             66

CASH AT END OF PERIOD                     $  41         $   66

SUPPLEMENTAL INFORMATION:
 Cash paid for interest                   $ -           $  -
 Cash paid for taxes                      $ -           $  -



See accompanying notes to these financial statements.

              ALEXANDER MARK INVESTMENTS(USA),INC.

                 NOTES TO CONDENSED FINANCIAL STATEMENTS
                               (UNAUDITED)



Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's annual Form 10-KSB for the year ended April 30, 1996.

Item 2. Management Discussion and Analysis of Financial Condition and Results of Operations

During the period under review the Company held a shareholder's meeting whereby the Company changed its name to Alexander Mark Investments (USA), Inc. and approved a 1 for 100 reverse stock split. The financial statements reflect the reverse stock split.

No operating revenues were received during the nine months ended January 31, 1997 and 1996. For the nine months ended January 31, 1997, loss before tax was $9,862 compared to $ -0- loss for the nine months ended January 31, 1996. General and administrative expenses result from expenses related to SEC reporting requirements and recordkeeping fees.

Liquidity and Capital Resources

The Registrant has met its shortfall of funds from operations during prior periods by the sale of its majority owned subsidiaries assets, and by borrowing from its Directors and companies affiliated with its Directors.

The Registrant's present needs for liquidity principally relates to its obligations for its SEC reporting requirements and the minimal requirements for record keeping. The Registrant has negligible liquid assets available for its continuing needs. At present the Registrant has no material sources of external liquidity, and in the absence of any additional liquid resources, the Registrant will be faced with cash flow problems.

                                 Exhibit  (28) c

METEOR TECHNOLOGY PLC
INTERIM UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE HALF YEAR ENDED NOVEMBER 30, 1996

                                                            Six
                                                           months
                                                    Six    to Aug
                                                  months      31,
                                                  to Nov     1995
                                  Continuing     30, 1996    (Note
                                  Operations                   2)
                               ongoing  acquisi-   Total    Total
                                         tions
                      Notes     000s     000s       000s     000s

Turnover                        102       398       500        -
Cost of sales                   146       320       466        -
                               -----    ------    ------   ------
 Gross profit/(loss)            (44)       78        34        -

Administrative                  390       284       674      113
expenses
Exceptional items       3     1,379         -     1,379        -
                              -----    ------    ------   ------
                              1,769       284     2,053      113
                              -----    ------    ------   ------
Operating loss               (1,813)     (206)   (2,019)    (113)
                              -----    ------
Interest receivable                                  10        -
Interest payable                                     (4)       -
                                                 ------   ------
                                                      6        -
                                                 ------   ------
Loss on ordinary
activities                                       (2,013)    (113)
   before taxation

Taxation charge on
loss on                                               -        -
   ordinary
activities
                                                  ------   ------
Loss for the half                                (2,013)    (113)
year attributable to
  the members of the
parent company
                                                  ======   ======

Interim dividend                                   Nil       Nil
Loss per ordinary       4                          0.04p    1.12p
share
                                                  ======    =====

METEOR TECHNOLOGY PLC

INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET AT NOVEMBER 30, 1996

                                                      Aug
                                                       31
                                               Nov   1995
                                                30
                                              1996  (Note
                                                       2)
                              Notes    000s   000s   000s
Fixed assets:
   Intangible assets                             -     63
   Tangible assets                             230      1
                                             -----  -----
                                                 -      -
                                               230     64
Current assets:
   Stocks                               185             -
   Debtors                              342           200
   Cash at bank and in hand           1,183            50
                                      -----         -----
                                      1,710           250
Creditors: amounts falling           (1,696)          (34)
due within one year
                                      -----         -----
Net current assets                              14    216
                                             -----  -----
                                                 -      -
Total assets less current                      244    280
liabilities

Creditors: amounts falling
due after more
   than one year:
   Loans                                      (13)      -
   7% Unsecured Convertible     7          (2,000)      -
Loan Stock
                                             -----  -----
                                           (1,769)    280
                                             =====  =====

Capital and reserves:
   Called up share capital                     696    101
   Share premium account                     1,943    292
   Other reserve                            (1,356)     -
   Profit and loss account                  (3,052)  (113)
                                             -----  -----
Shareholders' funds             6           (1,769)   280
                                             =====  =====

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996

1. Basis of preparation and accounting policies
   The interim unaudited results for the six months ended November 30, 1996 have been prepared on the basis of accounting policies consistent with those adopted for the period ended May 31, 1996 as set out in the accounts of the company (formerly Telecom Credit Europe Limited) except for the policy for goodwill and the policies which have been added, as detailed below. The interim accounts do not constitute full statutory accounts and are unaudited. They have however been reviewed by the auditors and their report is set out on page 3. The company's accounts to May 31, 1996, which received an unqualified audit opinion have been filed with the Registrar of Companies.
   Basis of consolidation
   The results of the subsidiary undertakings acquired during the period are included in the profit and loss account from the date of acquisition as follows:
   DigiPhone Europe Limited           from August 12, 1996
   Paragon Investment Holdings Limited          from August 15, 1996
   Telecredit Telekommunications GmbH, a wholly owned subsidiary undertaking incorporated in Germany has not been consolidated, as on July 10, 1996 it was sold in exchange for shares in
   RC Telecom Limited, a company incorporated in the Isle of Man.
   See further detail on the acquisitions in the period and the subsidiary undertakings at note 5.
   Goodwill
   Goodwill arising on acquisition or on consolidation is charged directly against reserves. In the May 31, 1996 accounts, goodwill was capitalised and was being amortised over 4 years. The impact of this change in accounting policy is to write back 25k pounds of amortisation to the profit and loss account (see details in the restated accounts for May 31, 1996 at pages 12 to 14).
   Stocks
   Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition and net realisable value, as follows:
      Goods for resale    -   purchase cost on a first-in, first-out basis
   Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.
   Recognition of profits on leased items
   Certain subsidiary undertakings have entered into agreements with finance houses in respect of payphones which are subleased by the finance house to customers. Net income from leasing agreements is credited to the profit and loss account so as to spread any profit arising equally over the period of the lease between the customer and the finance house.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

1. Basis of preparation and accounting policies
   (continued)

   Foreign currencies
   Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

2. Comparative figures
   The company reported interim half year figures for the period to August 31, 1995 as at that time the company's accounting reference date was February
   28. The accounting reference date was subsequently changed to May 31 thereby changing the half year to November 30. In view of the change in the nature and size of the Group due to the acquisitions in 1996, the comparative figures are not particularly meaningful and therefore no pro-forma figures to November 30, 1995 have been prepared. Consequently the August 31, 1995 interim unaudited figures have been used as the comparative amounts.

3. Exceptional items
   During the period Meteor Technology PLC acquired the rights to distribute DigiPhone internet telephony software in the UK, Ireland and the rest of the world (ie excluding the USA, Canada and Europe) for 1.379m pounds (see
   note 8).   These costs have been written off in full in the period.
   The rights to distribute this software in Europe were acquired by DigiPhone Europe Limited prior to its acquisition by the company and therefore the group now holds the distribution rights for the software on a worldwide basis excluding the USA and Canada.

4. Loss per ordinary share
   Loss per ordinary share is based on the weighted average number of ordinary shares in issue during the period of 47,116,400 (August 31, 1995 - 10,104,500).

5. Investments
   (a)Subsidiary undertakings acquired in the period
   On August 12, 1996 DigiPhone Europe Limited ("DigiPhone") was acquired in exchange for consideration of 21,437,142 pounds payable by way of issuing
 52,285,714 ordinary 1 pence shares at a fully paid price of 41 pence each.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996  (continued)
5. Investments   (continued)
   The net assets of DigiPhone at the date of acquisition were as follows:

                                         Fair value
                           Book value   adjustments    Fair value
                                 000s          000s          000s

    Fixed assets                   63             -            63
    Debtors                        52             -            52
    Cash                        1,041             -         1,041
                               ------        ------        ------
                                1,156             -         1,156
    Creditors due               (144)             -         (144)
    within one year
                               ------        ------        ------
    Net assets on               1,012             -         1,012
    acquisition
                                =====         =====
    Consideration and                                      21,626
    costs
                                                           ------
    Goodwill arising                                       20,614
                                                            =====

   On August 15, 1996 Paragon Investment Holdings Limited ("Paragon") was acquired in exchange for consideration of 760,000 pounds payable by way of issuing 2,000,000 ordinary 1 pence shares at a fully paid price of 38
    pence each.   The net assets of Paragon at the date of acquisition were
   as follows:

                                          Fair value
                             Book value  adjustments   Fair value
                                   000s         000s         000s

    Fixed assets                    142         (55)           87
    Stock                            24            -           24
    Debtors                         144            -          144
    Cash                              5            -            5
                                 ------       ------       ------
                                    315         (55)          260
    Creditors due within           (986)       (263)       (1,249)
    one year
    Creditors due in more           (16)           -         (16)
    than one year
                                 ------       ------       ------
    Net assets on                  (687)       (318)       (1,005)
    acquisition
                                  =====        =====
    Consideration and                                         778
    costs
                                                           ------
    Goodwill arising                                       (1,783)
                                                            =====

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

5. Investments
   (continued)

   (b)Details of principal subsidiary undertakings at November 30, 1996 Details of the principal investments in which the company holds more than 10% of the nominal value of any class of share capital are as follows:

                     Country of
                   registration (or               Proportion of
   Name of          incorporation)               voting rights     Nature of
   company          and operation   Holding     and shares held   business

   Subsidiary undertakings
   All held by the company unless indicated.

 DigiPhone Europe    England       Ordinary           100%          Software
 Limited             and Wales     shares                         distribution

 The Public Tele-    England       Ordinary           100%          Payphone
 phone Company       and Wales     shares                           provider
 Limited

 Paragon Payphones   England       Ordinary           100%          Payphone
  Limited            and Wales      shares                          provider

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

6.   Reconciliation of shareholders' funds and movements on reserves

                                                  Profit  Total
                            Share   Share  Other   and   shareholders'
                                                   loss
                           capital premium reserve account    funds
                            000s    000s    000s    000s     000s

    Balance at May 31,        126   1,393     -   (436)    1,083
    1996

    Restatement
    adjustments
       (see pages 12 to         5     200   (613) (603)  (1,011)
    14)

    Exercise of warrants       14      54     -     -        68

    Loss attributable to
    members of the company     -       -     -  (2,013)  (2,013)

    Shares issued for         543      -     -       -      543
    acquisitions

    Premium on shares
    issued for acquisitions    -       -  21,654      -   21,654

    Goodwill written off       -       - (22,397)     -  (22,397)

    Loan stock converted        8     296     -       -      304
                           ------  ------ -----   -----   ------
    Balance at November       696   1,943 (1,356) (3,052) (1,769)
    30, 1996
                           ======  ====== =====   =====   ======


7. Unsecured convertible loan stock
   In November 1996, the company issued 2m pounds of 7% Unsecured Convertible Loan Stock 1996-2001 to Camelot Corporation, of which 1m pounds was in ex-change for cash and 1m pounds in payment for certain of the DigiPhone distri-bution rights. The company has announced that on March 4, 1997 it intends to sell rights to use certain software in the US and Canada to Camelot Cor-poration (see note 8). The 2m pounds of Unsecured Convertible Loan Stock will be redeemed as part of this transaction.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

8. Related party transactions
   As disclosed in note 3, Meteor Technology PLC acquired certain distribution rights in the period from Camelot Corporation, a company in which Mr D Wettreich, the Chairman, is interested through his position as Chairman and Chief Executive Officer of Camelot Corporation and through his and his family's interests in approximately 17% of the common shares of that company (assuming no exercise of stock options).
   As set out in note 7 loan stock was issued during the period to Camelot Corporation. Mr D Wettreich is also interested in this transaction for the reasons stated above.

Meteor Technology plc
restated May 31, 1996 accounts

   On January 24, 1997 the directors announced that they had decided to restate the company's accounts for the year ended May 31, 1996 to reflect a write down of investments. In the directors' opinion a fundamental error existed in the accounting for the investment and associated costs in respect of the German subsidiary undertaking, Telecredit Telekommunikations GmbH.
   Therefore the accounts have been restated for this and various other matters as explained in the notes as follows:

   restated consolidated profit and loss account for the period ended May 31, 1996

                                              Restated         As
                                                        presented
                                       Notes      000s       000s

    Turnover                                        25         25
    Cost of sales                                  (19)       (19)
                                                ------     ------
    Gross profit                                     6          6
    Distribution expenses                          (11)       (11)
    Administration expenses              4,5      (174)      (159)
                                                ------     ------
    Operating loss                                (179)      (164)
    Interest receivable                              2          2
    Interest payable                                (4)        (4)
                                                ------     ------
                                                  (181)      (166)
    Amount written off investment    1,2,3,4      (858)      (270)
                                                -------     ------
                                                (1,039)      (436)
                                                  =====      =====

Meteor Technology plc

restated May 31, 1996 accounts   (continued)

   restated balance sheet as at May 31, 1996


                                               Group     Group
                                            Restated        As
                                                      presented                                                             d
                                  Notes         000s      000s
    Fixed assets:
       Intangible assets              5            -       602
       Tangible assets                            30        30
       Investments                                 -         -
                                              ------    ------
                                                  30       632
    Current assets:
       Stocks                                     80        80
       Investments                    1            -       300
       Debtors                        4           49        74
       Cash                                      153       153
                                              ------    ------
                                                 282       607

    Creditors: amts falling         2,4         (242)     (144)
    due within one year
                                              ------    ------
    Net current assets                            40       463

    Total assets less                             70     1,095
    liabilities

    Creditors: amounts falling
    due within more                              (12)      (12)
       than one year
                                              ------    ------
                                                  58     1,083
                                              ======    ======

    Capital and reserves:
    Called up share capital
       Issued                                    113       113
       Committed but unissued         3           18        13

    Share premium account
       Issued                                    756       756
       Committed but unissued         3          837       637

    Other reserves                    5         (627)         -

    Profit and loss account                   (1,039)     (436)
                                              ------    ------
                                                  58     1,083
                                              ======    ======

Meteor Technology plc
notes on the restated May 31, 1996 accounts

1. The investment in Telecredit Telekommunikations GmbH was exchanged for 100,000 ordinary shares in RC Telecom Limited on July 10, 1996. In the new directors' opinion this investment, which represents 10 per cent of that company's share capital, was worthless at the date of acquisition. Accordingly a provision for diminution in value of 300k pounds has been included in the restated figures.

2. The company provided a rent guarantee to the landlord of the premises occupied by Telecredit Telekommunikations GmbH. These premises were vacated in early 1996 leaving rent arrears and an ongoing obligation and therefore the landlord called the rent guarantee. No provision for these costs was accrued at May 31, 1996. A settlement of 70k pounds has been reached with the landlord and a provision for this amount has been included in the restated figures.

3. A fee of 205k pounds was payable to Vivian Gray Nominees in respect of a fee relating to Telecredit Telekommunikations GmbH. While shares in settlement of this fee had been committed but not issued at May 31, 1996, this was not recorded in the company's accounts.

4. Debtors totalling 25k pounds were included in the May 31, 1996 accounts which were not valid debtors. Expenses of 13k pounds in respect of operating costs of Telecredit Telekommunikations GmbH were due but not provided at May 31, 1996. Costs of 15k pounds were committed at May 31, 1996 which were of no benefit to the company and therefore should have been provided for at that date.
5. The accounting policy for goodwill arising on acquisition or on consolidation has been changed to a policy of charging it against reserves. Accordingly amortisation of 25k pounds expensed in the period to May 31, 1996 has been written back to the profit and loss account for that period.

                                 Exibit  (28) d

                                   Adina, Inc.
                        Pro Forma Statement of Operations
              ($000's, except for per share and shares outstanding)

                              Adina            Camelot              AMI
                             30-Apr 96       30-Apr-96           30-Apr-96
REVENUES

Sales                    $     -             $  3,002.0         $    -
  Cost of Sales                -                  843.1              -
  Gross Profit                 -                2,158.9              -

Operating Expenses:
 Distribution Expenses         -                  -                  -
 Administrative Expenses       -                6,233.5              -
 Depreciation & Amortization   -                  354.4              -
 Total Operating Expenses      -                6,587.9              -
 Operating Loss                -               (4,429.0)             -
Other Income                   -                  114.2              -
 Discontinued Operations       -                 (250.9)             -
 Net Loss                      -               (4,565.7)             -
Dividends-Preferred Stock      -                 (575.4)             -
 Net Loss-Common Stock   $     -            $  (5,141.1)         $   -
 Net Loss per
  common share           $     -            $     (0.37)         $   -
Weighted Average Shares
  Outstanding              32,550,000          13,764,755     74,940,317

See notes to financial statements.

                                   Adina, Inc.
                  Pro Forma Statement of Operations - Continued
              ($000's, except for per share and shares outstanding)

                               Meteor
                             Technology        Adjustments       Pro
                             31-May-96         (See note 2)     Forma
REVENUES

Sales                    $    38.8            $     -        $  3,040.8
Cost of Sales                 29.5                  -             872.6
Gross Profit                   9.3                  -           2,168.2

Operating Expenses:
 Distribution Expenses        17.1                  -              17.1
 Administrative Expenses     273.2                  -           6,506.7
 Depreciation & Amortization     -                  -             354.4
 Total Operating Expenses    290.3                  -           6,878.2
 Operating Loss             (281.0)                 -          (4,710.0)
  Other Income                   -                  -             114.2
  Discontinued Operations (1,331.9)                 -          (1,582.8)
  Net Loss                (1,612.8)                 -          (6,178.5)
  Dividends-Preferred
   Stock                         -                  -            (575.4)
  Net Loss-Common Stock $ (1,612.8)          $      -          (6,753.9)
  Net Loss per common
   share                $    (0.14)          $      -       $     (0.09)

 Weighted Average Shares
  Outstanding           11,317,612                  -         75,000,000

See notes to financial statements.

                                 Exhibit  (28) e

                                   Adina, Inc.
                             Pro Forma Balance Sheet
                                     ($000's)

                              Adina            Camelot              AMI
                             30-Apr 96       30-Apr-96           30-Apr-96
ASSETS
 Current Assets:
  Cash                     $     0.5        $  4,185.3       $      0.1
  Marketable Securities           -            3,492.6               -
  Accounts & Notes Receivable     -              322.4               -
  Prepaids                        -              125.9               -
  Inventory                       -              870.5               -
  Total Current Assets           0.5           8,996.7              0.1
  Property and Equipment:
  Net Equipment                   -            1,115.8                -
  Licenses                        -            1,211.3                -
  Other                           -            2,395.1                -

 Total Assets              $     0.5        $ 13,718.9       $       0.1

LIABILITIES & STOCKHOLDER'S EQUITY
 Current Liabilities
 Accounts Payable          $       -        $    630.7       $      14.3
 Accrued Expenses                  -             190.0                -
 Total Current Liabilities         -             820.7              14.3
  Notes Payable                    -                -                 -
  Minority Interest                -                -                 -
  Total Liabilities                -             820.7              14.3

Stockholder's Equity:
 Common Stock                      0.7           265.5               0.1
 Preferred Stock                   -              35.5                -
 Additional Paid-In Capital        1.6        33,647.4             891.0
 Treasury Stock                    -          (2,714.6)               -
 Retained Earnings                (1.8)      (18,335.6)           (905.3)
 Total Stockholder's Equity        0.5        12,898.2             (14.2)
 Total Liabilities & Equity $      0.5      $ 13,718.9       $       0.1

See notes to financial statements.


                                   Adina, Inc.
                             Pro Forma Balance Sheet
                                     ($000's)

                                  Meteor
                                 Technology        Adjustments       Pro
                                 31-May-96         (See note 2)     Forma
ASSETS
 Current Assets:
  Cash                         $   1,892.8         $     -        $  6,078.7
  Marketable Securities              296.0           (3,484.3)         304.3
  Accounts & Notes Receivable        547.2              (31.4)         838.2
  Prepaids                              -                -             125.9
  Inventory                             -                -             870.5
  Total Current Assets             2,736.0           (3,515.7)       8,217.6
 Property and Equipment:
  Net Equipment                      368.0               -           1,483.8
  Licenses                              -                -           1,211.3
    Other                               -                -           2,395.1
  Total Assets                 $   3,104.0         $ (3,515.7)    $ 13,307.8

LIABILITIES & STOCKHOLDER'S EQUITY
 Current Liabilities
  Accounts Payable             $   2,713.6         $     -        $  3,358.6
  Accrued Expenses                      -                -             190.0
  Total Current Liabilities        2,713.6               -           3,548.6
   Notes Payable                   3,220.8           (2,487.0)         733.8
  Minority Interest                     -             4,039.6        4,039.6
  Total Liabilities                5,934.4            1,552.6        8,322.0
  Stockholder's Equity:
   Common Stock                    1,113.6             (662.7)         717.2
   Preferred Stock                      -                -              35.5
   Additional Paid-In Capital      3,108.8              662.7       38,311.5
   Treasury Stock                       -                -          (2,714.6)
   Retained Earnings              (7,052.8)          (5,068.3)     (31,363.8)
  Total Stockholder's Equity      (2,830.4)          (5,068.3)       4,985.8
  Total Liabilities & Equity   $   3,104.0        $  (3,515.7)    $ 13,307.8

See notes to financial statements.

                                   Adina, Inc.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

NOTE 1: The respective financial statements were derived from the following reports:

        Adina,  Inc.:   audited  financial statements of  Adina,  Inc.  for  the
        fiscal period ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.
        Alexander Mark Investments (USA), Inc.: audited financial statements of Alexander Mark Investments (USA), Inc. (AMI), formerly Danzar Investment Group, Inc., for the fiscal period ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.
        Camelot Corporation: audited financial statements of Camelot Corporation for the fiscal year ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997. Meteor Technology, PLC: audited financial statements from Meteor Technology, PLC for the fiscal year ended May 31, 1996 and unaudited interim financial statements for the period ended Nov. 30, 1996.

NOTE 2: Adjustments:

        A)   The  Pro  Forma Balance Sheet reflects the accounting  change  that
        Camelot Corporation has made for the treatment of the Meteor Technology, PLC securities. Prior to Camelot's decision to pool Alexander Mark Investments (USA), Inc., and Meteor Technology assets, Camelot was classifying these securities as "Securities Held for Sale". As required by general accounting rules, each quarter the value of this asset was adjusted to reflect changes in market valuation. Through the first nine months of FY97, approximately $6.6 million was charged to expense on Camelot Corporation's accounting records due to the reduction of Meteor Technology's market value. Following the decision to pool assets this security will now be classified as a "Long Term Investment" and the valuation changes will now be reflected in the Equity section of the balance sheet. This change does not effect the April 30, 1996 Pro Forma Statement of Operations and the cumulative impact of this change will be fully disclosed in Camelot Corporation's annual Form 10-K that is scheduled to be released no later than the end of July 1997. The cumulative impact of this change for FY97 is approximately a $1.1 million increased loss on Camelot Corporation's financial statements.

        B) Intercompany elimination's were made on the Pro Forma Balance Sheet to reflect transactions that occurred between Camelot Corporation and Meteor Technology, PLC. These transactions include loans that were made to Meteor and affiliated companies and the associated interest income. In addition, the Pro Forma Balance Sheet reflects the elimination of the License agreement that was signed between Camelot Corporation and Meteor Technology, PLC.

        C) The financial statements reflect the 51 per cent non-affiliate interest in Camelot Corporation after intercompany elimination's and recording of minority interests. The minority interests include portions of Meteor Technology, PLC and Alexander Mark Investments
        (USA), Inc. held by the shareholders of Meteor Technology, PLC and Alexander Mark Investments (USA), Inc. and not owned by the company. The minority interest is based on the proportioned share of the consolidated net assets of Meteor Technology and Alexander Mark Investments (USA), Inc. on a historical basis.




                                   Adina, Inc.
               Notes to Pro Forma Financial Statements - Continued
                                   (Unaudited)

        D) Meteor Technology financial presentation is based on the accounting rules of the United Kingdom. Pro Forma balance sheet reflects adjustments to present financial statements per US GAAP accounting rules. The adjustments included presenting current assets first on the balance sheet, reclassing creditors payable due within one year to the liability section from the current asset section, reclassing creditors payable greater than one year to notes payable, and combining reserve amount and profit and loss account into retained earnings. Total assets and liability amounts were not changed except for as noted in "E".

        E) Meteor Technology's financial statements were converted from British Pounds to US dollars based on US accounting guidelines. The conversion rate for the balance sheet was based on the published exchange rate at January 31, 1997, one pound equals $1.60. The conversion used for the statement of operations was based on an average exchange rate for the twelve months ended May 31, 1996. This conversion rate was one pound equals $1.55.

        F) The stockholder's equity account was adjusted to reflect the issuance of 53,811,780 Preferred Shares, $.01 par value, of Camelot Corporation stock for 6,029,921 shares of the outstanding stock of Alexander Mark Investment (USA), Inc. Per the agreement, Camelot delivered 35,688,560 Preferred Shares at the closing with the balance, 18,123,220 Preferred Shares to be issued on one for one basis as new common shares of Camelot are issued until the balance is fully issued. The stockholder's equity account was also adjusted to reflect the elimination of the outstanding stock of Meteor Technology that is owned directly or indirectly by Camelot Corporation.

        G) The pro forma weighted average shares outstanding is based on the total Adina shares outstanding after the issuance of 42,450,000 shares for 80% of the Alexander Mark Investments (USA), Inc. stock.